AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT

        This Amendment No. 1 to Note Purchase Agreement (this "Amendment"), dated as of August 19, 1997, by and among Southland Container Packaging Corp., a Texas corporation (as successor by merger to SHC Acquisition Corp., a Florida corporation, and formerly called Southland Holding Company, herein the "Company"), JOTAN, INC., a Florida corporation ("Parent"), RICE PARTNERS II, L.P., a Delaware limited partnership ("Rice"), F-SOUTHLAND, L.L.C., a North Carolina limited liability company ("F-Southland"), and FF-SOUTHLAND, L.P., a Delaware limited partnership ("FF-Southland") (F-Southland and FF-Southland are individually or collectively, as the context requires, referred to herein as "Southland Purchasers") (Rice and Southland Purchasers are individually or collectively, as the context requires, referred to herein as the "Purchaser").

                                    RECITALS

        A. The Company, Parent, Rice and the Southland Purchasers have entered into that certain Note Purchase Agreement, dated as of February 28, 1997 (the "Original Agreement" and, as amended hereby, the "Note Agreement").

        B. SHC Acquisition Corp. has merged with and into Southland Holding Company, with Southland Holding Company surviving and assuming all the obligations of SHC Acquisition Corp. under the Original Agreement. On July 31, 1997, all of the subsidiaries of Southland Holding Company and Atlantic Bag & Paper Company, a Subsidiary of Parent, merged with and into Southland Holding Company (which concurrently changed its name to Southland Container Packaging Corp.), with the result that the Company, as of July 31, 1997, had no Subsidiaries.

        C. The Company has advised the Purchaser, the Senior Lender and the Senior Agent that certain defaults have occurred under the financial covenants in the Original Agreement and in the Senior Loan Agreement.

        D. The Company has requested that the Senior Lender (1) make certain amendments to the Senior Loan Agreement (as the same has been amended by that certain letter amendment dated April 30, 1997 and that certain Second Amendment to Credit Agreement dated as of June 20, 1997), pursuant to the Third Amendment to Credit Agreement among the Company, Parent, Senior Agent and the Senior Lender, which Purchaser will review and approve (the "Senior Loan Amendment"), and (2) waive such defaults, and the Senior Lender is willing to do so subject to the terms and conditions set forth therein.

        E. The Company has requested that the Purchaser make (1) certain amendments to the Original Agreement and (2) waive such defaults under the Original Agreement, and the Purchaser is willing to do so subject to the terms and conditions set forth herein.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

   1. DEFINITIONS. All capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Note Agreement. Unless otherwise specified, all section references herein refer to sections of the Original Agreement.

   2.   AMENDMENTS.  The Original Agreement is hereby amended as follows:

        2.1  Amendment to Section 2.1.     Section 2.1(b) is hereby amended
   by deleting it in its entirety and substituting the following in lieu thereof:

             (b) Interest shall be due and payable (i) on May 30, 1997 (for the period from and including the Closing Date to but excluding May 30, 1997), (ii) and thereafter quarterly in arrears on the last Business Day of each February, May, August and November, commencing May 30, 1997 and (iii) on the Termination Date; provided, however, that with respect to interest payable pursuant to clause (ii) on the last Business Day of August 1997, November 1997 and February 1998, the Company shall satisfy its obligation to pay interest in cash on such dates by the issuance on or before May 30, 1998 to the Purchaser of one or more Senior Subordinated Notes substantially in the form of Exhibit A-1 to this Agreement (each a "PIK Note") in an aggregate amount for each Purchaser not to exceed, and evidencing, the Company's obligation to pay such accrued interest (the "PIK Interest"); and the Company shall have no obligation to pay PIK Interest due on such dates in cash. Each Purchaser acknowledges that the PIK Notes delivered pursuant to this Section 2.1(b) are "Subordinate Loan Documents" and the Obligations evidenced thereby are "Subordinated Debt" as both such terms are defined in the Senior Subordination Agreement.

        2.2 Amendment to Section 6.20. Effective as of the date hereof, Sections 6.20(b), 6.20(c), 6.20(d) and 6.20(e) are hereby amended as follows:

             (a) Section 6.20(b) is hereby amended by deleting the first paragraph thereof and substituting the following paragraph in lieu thereof:

             (b) Interest Coverage. Parent shall not permit the ratio of Operating Cash Flow to cash interest expense of Parent and the Subsidiaries determined on a consolidated basis, both calculated for the twelve (12) month period (or portion thereof since June 30, 1997) ending on the last day of each Fiscal Quarter (beginning with the Fiscal Quarter ending September 30, 1997) during the periods set forth below, to be less than the ratio set forth below opposite the applicable period below:


                        Period                               Ratio
                        ------                               -----

          July 1, 1997 through December 31, 1997         1.65 to 1.00
          January 1, 1998 through March 31, 1998         1.80 to 1.00
          April 1, 1998 through September 30, 1998       2.03 to 1.00
          October 1, 1998 through March 31, 1999         2.25 to 1.00
          April 1, 1999 through September 30, 1999       2.48 to 1.00
          October 1, 1999 through March 31, 2000         2.70 to 1.00
          April 1, 2000 through September 30, 2000       2.93 to 1.00
          October 1, 2000 and the end of each
            Fiscal Quarter thereafter                    3.15 to 1.00


             (b) Section 6.20(c) is hereby amended by deleting the first paragraph thereof and substituting the following paragraph in lieu thereof:

             (c) Fixed Charge Coverage. Parent shall not permit the ratio of Operating Cash Flow to Fixed Charges computed on the basis of the Operating Cash Flow and Fixed Charges for the twelve (12) month period (or portion thereof since June 30, 1997) ending on the last day of each Fiscal Quarter (beginning with the Fiscal Quarter ending September 30, 1997) to be less than the ratio set forth below opposite the applicable period below:

        (c) Section 6.20(d) is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

             (d) EBITDA. As of the end of each Fiscal Quarter set forth below, Parent shall not permit EBITDA for the twelve (12) month period (or portion thereof since June 30, 1997) then ending to be less than the Dollar amount set forth below for such Fiscal Quarter (beginning with the Fiscal Quarter ending September 30, 1997):


                      Period                             Dollar Amount
                      ------                             -------------

                September 30, 1997                        $1,125,000
                December 31, 1997                         $2,250,000
                March 31, 1998                            $3,150,000
                June 30, 1998                             $5,850,000
                September 30, 1998                        $6,075,000
                December 31, 1998                         $6,300,000
                March 31, 1999                            $6,525,000
                June 30, 1999                             $6,750,000
                September 30, 1999                        $6,975,000
                December 31, 1999                         $7,200,000
                March 31, 2000                            $7,425,000
                June 30, 2000                             $7,650,000
                September 30, 2000                        $7,875,000
                December 31, 2000                         $8,100,000
                March 31, 2001                            $8,325,000
                June 30, 2001                             $8,550,000
                September 30, 2001                        $8,730,000
                December 31, 2001 and the last each
                  Fiscal Quarter thereafter               $9,000,000

        (d) Section 6.20(e) is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

             (e) Net Worth. Parent will at all times on and after September 30, 1997, maintain Consolidated Net Worth in an amount not less than the sum of (a) Ten Million Dollars ($10,000,000); plus (b) sixty seven and one-half percent (67.5%) of Parent's Net Income for each Fiscal Quarter to have completely elapsed since June 30, 1997; plus
        (c) ninety percent (90%) of the net cash proceeds of any sale of Securities or other contributions to the capital of Parent received by Parent since September 30, 1997, calculated without duplication. If Net Income for a Fiscal Quarter is zero or less, no adjustment to the requisite level of Consolidated Net Worth shall be made.

        2.3. Amendment to Section 11.1; Amendment and Restatement of Certain Definitions. Effective as of the date hereof, the definitions of "Fixed Charges" and "Senior Loan Agreement" appearing in Section 11.1 are hereby amended and restated in their entirety to read as follows:

        "Fixed Charges" means, for any period, the total of the following for Parent and the Subsidiaries calculated on a consolidated basis without duplication for such period: (A) cash interest expense for any portion of the period in question; plus (B) cash federal and state income taxes paid; plus (C) scheduled amortization of Indebtedness paid or payable (excluding, to the extent included, nonpermanent principal repayments under the Revolving Loans (as defined in the Senior Loan Agreement)); plus (C) the Dollar amount paid in connection with repurchases of stock, options or warrants consummated in accordance with Section 12.4 of the Senior Loan Agreement.

        "Senior Loan Agreement" means the Credit Agreement by and among Parent, the Company, the Senior Agent and the Senior Lender, dated as of the February 28, 1997, as the amended by that certain letter amendment dated April 30, 1997, that certain Second Amendment to Credit Agreement dated as of June 20, 1997 and that certain Third Amendment to Credit Agreement dated as of August 20, 1997, as further amended in accordance with the express provisions of the Senior Subordination Agreement, and all documents and instruments delivered pursuant thereto in connection with the loans and advances made thereunder.

        "Senior Subordinated Notes" means the term promissory notes issued to each Purchaser pursuant to this Agreement, including notes issued as evidence of the Company's obligation to pay PIK Interest pursuant to
        Section 2.1(b) hereof, together with all renewals, modifications, extensions, substitutions and replacements thereof.

        2.4 Amendment to Section 11.1; Additional Definition. Effective as of the date hereof, Section 11.1 is hereby amended by adding the following definition thereto in alphabetical order:

        "PIK Interest" is defined in Section 2.1 hereof.

        "PIK Note" is defined in Section 2.1 hereof.


        3. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by the Purchaser:

        3.1. Purchaser shall have received (a) this Amendment, duly executed by the Company; (b) a certificate of the Secretary of the Company in the form of Exhibit A attached hereto (hereinafter referred to as the "Company General Certificate"), certified by the Secretary of the Company and acknowledging (i) that the Company's Board of Directors has adopted, approved, consented to and ratified resolutions which authorize the execution, delivery and performance by the Company of the Senior Loan Amendment, this Amendment and all Other Agreements to which the Company is or is to be a party, and (ii) the names of the officers of the Company authorized to sign the Senior Loan Amendment, this Amendment and each of the Other Agreements to which the Company is or is to be a party hereunder (including the certificates contemplated herein) together with specimen signatures of such officers; (c) an executed copy of the Senior Loan Amendment and each document relating thereto, or a certificate executed by the Chief Financial Officer of the Company certifying that the Senior Loan Amendment and other documents attached thereto are true, correct and complete copies of the Senior Loan Agreement and all documents relating thereto; (d) certificates of existence and good standing or merger for the Company, issued within 30 days prior to the date of this Amendment by the Secretary of State or other appropriate official in the jurisdiction in which it was incorporated; (e) a written consent of the Senior Agent on behalf of the Senior Lender to the execution and delivery of this Amendment and all documents relating hereto; and (f) such additional documents, instruments and information as Purchaser or its legal counsel may request.

        3.2. The representations and warranties contained herein and in the Original Agreement and the Other Agreements, as amended hereby, shall be true and correct on and as of the date hereof, as if made on the date hereof.

        3.3. No Potential Default or Event of Default under the Original Agreement, as amended hereby, shall have occurred and be continuing, unless such Potential Default or Event of Default has been specifically waived in writing by Purchaser.

        3.4. The Senior Loan Amendment shall have been duly executed and delivered by the parties thereto and shall be on terms and conditions satisfactory to Purchaser, and all conditions precedent to funding of the Senior Loans contemplated thereunder shall have been satisfied or waived.

   4. RATIFICATIONS, REPRESENTATIONS AND WARRANTIES; CONSENT TO SENIOR LOAN AMENDMENT; COVENANT TO ISSUE PIK NOTES.

        4.1. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Original Agreement and the Other Agreements and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Original Agreement and the Other Agreements are ratified and confirmed and shall continue in full force and effect. The Company, Parent and Purchaser agree that the Original Agreement and the Other Agreements, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

        4.2. The Company hereby represents and warrants to Purchaser that (a) the execution, delivery and performance of this Amendment and any and all other agreements executed and/or delivered in connection herewith or therewith have been authorized by all requisite corporate action on the part of the Company and will not violate the Articles of Incorporation or Bylaws of the Company; (b) the representations and warranties contained in the Original Agreement and the Other Agreements, as amended hereby, are true and correct on and as of the date hereof as though made on and as of such date; (c) no Potential Default or Event of Default under the Original Agreement, as amended hereby, has occurred and is continuing, unless such Potential Default or Event of Default has been specifically waived in writing by Purchaser; (d) the Company is in full compliance with all covenants and agreements contained in the Original Agreement, as amended hereby, and the Other Agreements; and (e) the Company has not amended its Articles of Incorporation or its Bylaws since February 28, 1997, except for such amendments, if any, as are attached to the Company General Certificate. The foregoing representations and warranties shall survive the execution and delivery of this Amendment.

        4.3 The Purchaser hereby represents that is the holder of the Senior Subordinated Notes issued to it on the Closing Date, and consents to the execution and delivery by the Company and Parent of the Senior Loan Amendment. This consent is expressly intended for the benefit of, and may be relied upon by, the Senior Lender and the Senior Agent for all purposes of the Loan Documents (as defined in the Senior Loan Agreement) including the Senior Subordination Agreement.

        4.4 Each of Parent and the Company hereby consents to the execution and delivery by the other of this Amendment; and Parent hereby confirms its Parent Guaranty and the Company hereby confirms its Company Guaranty for all purposes, giving effect to this Amendment and the Senior Loan Amendment and the transactions contemplated hereby and thereby.

        4.5 The Company hereby covenants and agrees, within five (5) Business Days' after the written request of a Purchaser, but in any event not later than May 30, 1998, to duly issue and deliver to such Purchaser its PIK Note(s) relating to the payment date(s) thereof as set forth in
   Section 2.1 of the Note Agreement (as amended hereby) in the appropriate PIK Interest amount with respect to such dates. Such amount shall be provided by such Purchaser to the Company at the time of such request.

   5.   LIMITED WAIVER.

        By execution of this Amendment, Purchaser hereby waives any Potential Default or Event of Default occurring and existing under Section 8.1(c) of the Note Purchase Agreement solely as a result of the Company's failure to comply with the specific financial covenant set forth in Sections 6.20(b),
   (c), (d) and (e) of the Note Purchase Agreement during the measurement period ended June 30, 1997 and any rights and remedies arising as a result thereof. Except as specifically provided in this Section 5, nothing contained in this Amendment shall be construed as a waiver by Purchaser of any covenant or provision of the Note Purchase Agreement, the Other Agreements, this Amendment, or of any other contract or instrument between or among Parent, the Company and Purchaser, and the failure of Purchaser at any time or times hereafter to require strict performance by Parent or the Company, as the case may be, of any provision thereof shall not waive, affect or diminish any right of Purchaser to thereafter demand strict compliance therewith. Purchaser hereby reserves all rights granted under the Note Purchase Agreement, the Other Agreements, this Amendment and any other contract or instrument between or among Parent, the Company and Purchaser.

   6.   MISCELLANEOUS.

        6.1. Survival of Representations and Warranties. All representations and warranties made in the Original Agreement or any Other Agreement, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the Other Agreements, and no investigation by Purchaser or any closing shall affect the representations and warranties or the right of Purchaser to rely upon them.

        6.2. Reference to Original Agreement. Each of the Original Agreement and the Other Agreements, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Original Agreement, as amended hereby, are hereby amended so that any reference in the Original Agreement and such Other Agreements to the Original Agreement shall mean a reference to the Original Agreement as amended hereby.

        6.3. Expenses of Purchaser. As provided in the Original Agreement, the Company agrees to pay on demand all costs and expenses incurred by Purchaser in connection with the preparation, negotiation and execution of this Amendment and any other agreements executed pursuant hereto, including, without limitation, the reasonable costs and fees of Purchaser's legal counsel.

        6.4. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

        6.5. Successors and Assigns. This Amendment will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

        6.6. Headings. The headings of the sections and subsections of this Amendment are inserted for convenience only and do not constitute a part of this Amendment.

        6.7. Counterparts. This Amendment may be executed in any number of counterparts, which shall collectively constitute one agreement.

        6.8. Law Governing.   THIS AMENDMENT HAS BEEN SUBSTANTIALLY
   NEGOTIATED AND IS BEING EXECUTED, DELIVERED, AND ACCEPTED, AND IS INTENDED TO BE PERFORMED, IN PART IN THE STATE OF FLORIDA. ALL OBLIGATIONS, RIGHTS AND REMEDIES HEREUNDER, SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA. THE SENIOR SUBORDINATED NOTES SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE SPECIFIED THEREIN. EACH PURCHASER RETAINS ALL RIGHTS UNDER THE LAWS OF THE UNITED STATES OF AMERICA, INCLUDING THOSE RELATING TO THE CHARGING OF INTEREST.

        6.9 Waivers; Modification. NO PROVISION OF THIS AMENDMENT MAY BE WAIVED, AMENDED, CHANGED OR MODIFIED, OR THE DISCHARGE THEREOF
   ACKNOWLEDGED, ORALLY, BUT ONLY BY AN AGREEMENT IN WRITING SIGNED BY THE PARTY AGAINST WHOM THE ENFORCEMENT OF ANY WAIVER, CHANGE, MODIFICATION OR DISCHARGE IS SOUGHT.

        6.10 Waiver of Jury Trial. AFTER REVIEWING THIS SECTION 6.10 WITH ITS COUNSEL, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, PARENT, THE COMPANY AND EACH PURCHASER HEREBY KNOWINGLY, INTELLIGENTLY AND INTENTIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE SENIOR SUBORDINATED NOTES OR ANY DOCUMENTS ENTERED INTO IN CONNECTION THEREWITH OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF EACH PURCHASER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PURCHASER TO PURCHASE THE SENIOR SUBORDINATED NOTES FROM THE COMPANY.

        6.11. Final Agreement. THE ORIGINAL AGREEMENT, AS AMENDED HEREBY, AND THE OTHER AGREEMENTS REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE ORIGINAL AGREEMENT, AS AMENDED HEREBY, AND THE OTHER AGREEMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        6.12. Release. THE COMPANY HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE "SENIOR SUBORDINATED OBLIGATIONS" OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM PURCHASER. THE COMPANY HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES PURCHASER, ITS PREDECESSORS, AGENTS, OFFICERS, DIRECTORS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE COMPANY MAY NOW OR HEREAFTER HAVE AGAINST PURCHASER, ITS PREDECESSORS, AGENTS, OFFICERS, DIRECTORS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM THE "SENIOR SUBORDINATED OBLIGATIONS", INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE ORIGINAL AGREEMENT OR OTHER AGREEMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.


              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, Parent, the Company and Purchaser have caused this Amendment to be executed and delivered as of the date first written.

                                      PARENT:

                                      JOTAN, INC.


                                      By:  /s/ David Freedman
                                           David Freedman,
                                           Vice President and Chief Financial
                                           Officer

                                      Address for Notices for Parent and all
                                      Subsidiaries:

                                      118 West Adams Street
                                      Jacksonville, Florida  32202
                                      Attn:  Mr. David Freedman
                                      Facsimile:  (904) 353-0075


                                      COMPANY:

                                      SOUTHLAND CONTAINER
                                        PACKAGING CORP. (formerly known as
                                      Southland Holding Company and as
                                      successor by merger to SHC Acquisition
                                      Corp.)


                                      By:  /s/ David Freedman
                                           David Freedman,
                                           Vice President and Chief Financial
                                           Officer

                                      118 West Adams Street
                                      Jacksonville, Florida  32202
                                      Attn:  Mr. David Freedman
                                      Facsimile:  (904) 353-0075


                                      PURCHASER:

                                      RICE PARTNERS II, L.P.

                                      By:  Rice Capital Group IV,
                                           L.P., Its general partner

                                           By:  RMC Fund Management,
                                                L P., Its general partner

                                                By:  Rice Mezzanine
                                                     Corporation, its
                                                     general partner

                                                By:  /s/ Jeffrey P. Sangalis
                                                     Jeffrey P. Sangalis
                                                     Managing Director



                                      F-SOUTHLAND, L.L.C.

                                      By:  Franklin Street/Fairview Capital,
                                           L.L.C., its manager


                                           By:  /s/ Jeremiah M. Callahan
                                                Jeremiah M. Callahan,
                                                Manager


                                       FF-SOUTHLAND, L.P.

                                      By:  FSFC Associates, L.P.,
                                           its general partner

                                           By:  Franklin Capital, L.L.C.,
                                                its general partner


                                                By:  /s/ Jeremiah M. Callahan
                                                     Jeremiah M. Callahan,
                                                     Manager

                                     EXHIBIT A

                       Form of Company General Certificate

                                 [See Attached]

                                     EXHIBIT A-1

                                   Form of PIK Note

                                 [See Attached]